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                                                                   Exhibit 10.49

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


     This Amendment to the Employment Agreement (defined below) is made and entered into as of the 22nd day of May, 2001, by and between Interliant, Inc., a Delaware corporation, having a place of business at Two Manhattanville Road, Purchase, New York 10577 ("Employer"), and, Leonard J. Fassler, having an address at 7 Old Woods Drive, Harrison, NY 10528 ("Employee").


                                  WITNESSETH:
                                  -----------


     WHEREAS, Employee is a Co-Chairman and director of Employer;

     WHEREAS, Employer and Employee entered into an Employment Agreement dated as of January 1, 1999 ("Employment Agreement") setting forth the terms of the employment relationship of Employee as Co-Chairman of Employer;

     WHEREAS, the term of the Employment Agreement has been automatically extended beyond December 31, 1999, and by a prior amendment between the parties, is presently month-to-month;

     WHEREAS, the parties desire to further amend the Employment Agreement, particularly the term and the compensation provided thereunder, in accordance with the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


     1.   TERM
          ----

          Employee's employment hereunder shall be for an term continuing as of the date hereof and ending on May 31, 2002 ("Extended Term"). The Agreement shall be automatically extended from year to year thereafter unless either party gives not less than three (3) months prior written notice to the other that such party elects to have the Agreement terminated effective at the end of the Extended Term or then current renewal term, provided, however, that the compensation to be paid to Employee during any such renewal period shall be the same as provided in the Employment Agreement without giving effect to the changes made by this Amendment, unless the parties otherwise agree in writing.
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2.  COMPENSATION
    ------------

          Commencing June 1, 2001, in lieu of any cash compensation provided in
Section 3 (a) of the Employment Agreement, as compensation for the performance of his duties on behalf of Employer during the Extended Term, Employer shall deliver to Employee, 180,000 shares of Employer's common stock, par value $.01, which shares shall be unregistered.


3.  SEVERANCE
    ---------

     Section 6 of the Employment is hereby amended by providing that the first sentence of the first paragraph thereof shall not be applicable if such termination of employment of Employee occurs prior to the end of the Extended Term.


4.  ENTIRE AGREEMENT; MODIFICATION
    ------------------------------

          Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect as originally drafted. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                          INTERLIANT, INC.,
                                          Employer


                                          By: /s/s Bruce Graham
                                              -------------------
                                              Bruce Graham
                                              Chief Executive Officer and
                                              President


                                          Employee:

                                          /s/ Leonard J. Fassler
                                          ----------------------
                                          Leonard J. Fassler